Exhibit 99.3

This announcement is not an offer, whether directly or indirectly, in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or in any other jurisdiction where such offer pursuant to legislation and regulations in such relevant jurisdiction would be prohibited by applicable law. Shareholders and holder of the Convertible and the Warrants not resident in Sweden who wish to accept the Offer (as defined below) must make inquiries concerning applicable legislation and possible tax consequences. Shareholders and holder of the Convertible and the Warrants should refer to the offer restrictions included in the section titled “Important information” at the end of this announcement and in the offer document which will be published shortly before the beginning of the acceptance period for the Offer. Shareholders and holder of the Convertible and the Warrants in the United States should also refer to the section titled “Notice to investors in the United States” at the end of this announcement.

Press release

November 5, 2026

ANI Pharmaceuticals announces a recommended cash offer to the shareholders and to the holder of the Convertible and the Warrants of Egetis Therapeutics

ANI Pharmaceuticals, Inc. (“ANI”) announces a recommended public offer to the shareholders of Egetis Therapeutics AB (publ) (“Egetis”) and the holder of the convertible loan 2023:1 (the “Convertible”) and the warrants 2023/2033:1 (the “Warrants”) issued by Egetis, to tender all shares, the Convertible and the Warrants to ANI at a price of SEK 11.25 in cash per share, SEK 65,750,817 in cash for the Convertible and SEK 6.99 in cash per Warrant (the “Offer”). The shares in Egetis are listed on Nasdaq Stockholm, Mid Cap.

Summary

•	ANI offers SEK 11.25 in cash per Egetis share, SEK 65,750,817 in cash for the Convertible and SEK 6.99 in cash per Warrant. On November 4, 2026, Egetis signed an agreement to sell a Rare Pediatric Disease Priority Review Voucher (“PRV”). The consideration in the Offer fully reflects the value of the PRV attributable to Egetis.

•	The total value of the Offer, based on all outstanding shares in Egetis[1], the outstanding Convertible and the outstanding Warrants, amounts to approximately SEK 5,304 million.

•	The price per share in the Offer represents a premium of:

-	approximately 12.6 percent compared to the closing price of SEK 9.99 of an Egetis share on Nasdaq Stockholm on November 4, 2026, which was the last day of trading prior to the announcement of the Offer;

1 Based on 464,965,562 outstanding shares in Egetis, excluding 25,863,043 class C shares held by Egetis. If the Convertible is converted and/or the Warrants are exercised, the Offer will also comprise the shares resulting therefrom.

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-	approximately 27.0 percent compared to the volume-weighted average trading price of SEK 8.86 of an Egetis share on Nasdaq Stockholm during the last 60 trading days prior to the announcement of the Offer; and

-	approximately 48.0 percent compared to the volume-weighted average trading price of SEK 7.60 of an Egetis share on Nasdaq Stockholm during the last 180 trading days prior to the announcement of the Offer.

•	The Board of Directors of Egetis unanimously recommends that Egetis’ shareholders and the holder of the Convertible and the Warrants accept the Offer.

•	Shareholders holding in total approximately 42.2 percent of the total number of outstanding shares in Egetis[2], including Frazier Life Sciences, Cidro Förvaltning AB, Cetoros AB, Avla Holding AB, The Invus Group and RegulaPharm AB, have undertaken to accept the Offer, subject to certain conditions.

•	The Offer is not subject to any financing condition. The consideration payable in respect of the Offer is financed in full through a combination of cash on hand and debt financing provided by JPMorgan Chase Bank, N.A. (which may be syndicated), on terms customary for financing of public offers on the Swedish market.

•	ANI will not increase the price in the Offer, provided, however, that this statement shall not apply if a competing offer is announced.

•	The acceptance period of the Offer is expected to commence on or around November 20, 2026 and expire on or around December 18, 2026.

Nikhil Lalwani, President and Chief Executive Officer, ANI Pharmaceuticals, Inc., comments:

“We have followed the progress of Egetis closely and have been impressed by the team’s passion to treat underserved patients suffering from rare diseases, in combination with its demonstrated skill in advancing its lead asset, EMCITATE®, towards commercialization in Europe and, most recently, the U.S. While the U.S. provides significant commercial potential for Egetis, successfully bringing this type of product to the U.S. market takes time, requires significant upfront investment in establishing a commercial and operational platform, and is associated with meaningful execution risk. ANI has built a very strong rare disease platform of capabilities in the U.S., and is exceptionally well placed to accelerate the initiatives and investment needed to successfully bring EMCITATE® to patients and caregivers, and by doing so, create value for patients, society, and shareholders. We believe that we have put forward an attractive offer to the Egetis shareholders, which allows them to realize the forward-looking value of EMCITATE®, as well as the value of the PRV attributable to Egetis, and we are delighted with the strong support that we have already received from Egetis’ Board of Directors as well as from shareholders controlling approximately 42.2 percent of the shares, including the company’s largest shareholder, Frazier, a U.S. based specialist biotech institutional investor as well as the founders of the predecessor company Rare Thyroid Therapeutics International.”

2 Excluding 25,863,043 class C shares held by Egetis.

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Background and reasons for the Offer

ANI is a diversified biopharmaceutical company with a strong and growing rare disease platform, anchored by Purified Cortrophin Gel®. ANI has been leveraging its established commercial and operational infrastructure to build a robust portfolio of durable and differentiated assets and drive sustainable growth.

ANI has followed Egetis’ progress for a significant amount of time and has been highly impressed by Egetis’ achievements in building a differentiated rare disease platform and advancing EMCITATE® toward commercialization. EMCITATE® is approved in the European Union and was, on September 28, 2026, approved by the U.S. Food and Drug Administration (the “FDA”) as the first and only approved treatment of peripheral thyrotoxicosis in adults and pediatric patients with MCT8 deficiency (Allan–Herndon–Dudley syndrome) in the United States. In connection with the approval, the FDA granted Egetis a PRV. The consideration in the Offer fully reflects the value of the PRV attributable to Egetis.

ANI believes that Egetis represents a highly compelling strategic fit. Egetis’ focus on rare diseases, its expertise in helping underserved patient populations and the significant commercial opportunity associated with EMCITATE® align closely with ANI’s strategic priorities and long-term vision to transform into a leading rare disease company. ANI believes that it is well positioned to support Egetis’ next phase of growth, including the commercial launch of EMCITATE® in the United States. ANI has an established U.S. rare disease commercial organization, and believes that its track record of launching and growing specialized pharmaceutical products, can support the launch of EMCITATE® in the United States, thereby accelerating patient access to the only approved treatment for MCT8 deficiency.

Successfully bringing a rare disease product to market in the United States requires substantial upfront investment in a dedicated commercial organization, including sales and medical affairs personnel, market access and reimbursement capabilities, patient identification and support programs and distribution infrastructure, and such investment is typically required well in advance of the product generating meaningful revenues. As a standalone company, Egetis would need to continue to build and fund such an organization in the United States, with the associated costs, time requirements and execution risk. ANI believes that the Offer allows Egetis’ shareholders to realize today, in cash, the value of the EMCITATE® opportunity without bearing the additional costs and risks associated with the U.S. commercial build-out and launch.

Following receipt of an unsolicited, non-binding indicative proposal to acquire Egetis from a third party, the Board of Directors of Egetis, supported by its financial advisor, ran a competitive bidding process. At the conclusion of such process, the Board of Directors of Egetis is recommending to its shareholders ANI’s bid of SEK 11.25 per share, which was ANI’s third and final bid. The Board of Directors of Egetis has concluded that the Offer recognizes Egetis’ growth prospects and the costs and execution risk associated with Egetis’ standalone commercial plan to launch EMCITATE® in the U.S., which is a factor supporting the Board of Directors of Egetis’ recommendation of the Offer.

Together, ANI and Egetis would be well positioned to expand patient access, accelerate commercialization opportunities and create substantial long-term value for patients, employees and other stakeholders. ANI believes that the Offer provides Egetis’ shareholders and the holder of the Convertible and the Warrants with an opportunity to realize the value of their holdings in cash at an attractive premium.

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ANI places great value on the skills and expertise of Egetis’ management and employees and intends to continue to safeguard the excellent relationship that Egetis has with its employees. Based on ANI’s current knowledge of Egetis and in light of current market conditions, ANI does not intend to make any material changes to the companies’ operations or to the locations where the companies conduct their business, nor any material changes with respect to the companies’ management and employees, including their terms of employment.

The Offer

ANI offers SEK 11.25 in cash for each Egetis share, SEK 65,750,817 in cash for the EUR 3 million principal amount of the Convertible and SEK 6.99 in cash for each Warrant.

The Convertible consists of a convertible loan of EUR 3 million forming part of Egetis’ 2023 debt financing, which may be converted into shares in Egetis at a conversion price of approximately EUR 0.5133 per share, repayable no later than April 1, 2027 absent prior conversion. The consideration for the Convertible in the Offer has been determined based on the price per share in the Offer and the conversion price. Upon conversion, the Convertible entitles the holder to 5,844,517 shares in Egetis. Based on the price per share in the Offer, SEK 11.25, ANI accordingly offers SEK 65,750,817 in cash for the EUR 3 million principal amount of the Convertible.

The Warrants consist of 1,090,977 warrants issued in connection with the above-mentioned 2023 debt financing, each conferring the right on the holder to subscribe, in cash, for one share in Egetis, at an exercise price of SEK 4.26 per share, no later than the tenth anniversary of the date of grant. The consideration for the Warrants in the Offer has been determined based on the see-through value of the Warrants. Based on the price per share in the Offer, SEK 11.25, and the exercise price per share under the Warrants, SEK 4.26, ANI accordingly offers SEK 6.99 in cash for each Warrant.

If Egetis pays dividends or makes any other distributions to its shareholders with a record date occurring prior to the settlement of the Offer, or issues new shares (or takes any similar corporate action) resulting in a reduction of the value per share in Egetis prior to the settlement of the Offer, the Offer consideration will be reduced correspondingly. ANI reserves the right to determine whether this price adjustment mechanism or condition (g) to the completion of the Offer (see below) shall be invoked.

The total value of the Offer, based on all 464,965,562 outstanding shares in Egetis3, the outstanding Convertible and the outstanding Warrants, amounts to approximately SEK 5,304 million.

No commission will be charged in respect of the settlement of the Egetis shares, the Convertible or the Warrants tendered to ANI under the Offer.

ANI will not increase the price in the Offer, provided, however, that this statement shall not apply if a competing offer is announced.

The price per share in the Offer represents a premium of:

•	approximately 12.6 percent compared to the closing price of SEK 9.99 of an Egetis share on Nasdaq Stockholm on November 4, 2026, which was the last day of trading prior to the announcement of the Offer;

3 Excluding 25,863,043 class C shares held by Egetis.

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•	approximately 27.0 percent compared to the volume-weighted average trading price of SEK 8.86 of an Egetis share on Nasdaq Stockholm during the last 60 trading days prior to the announcement of the Offer; and

•	approximately 48.0 percent compared to the volume-weighted average trading price of SEK 7.60 of an Egetis share on Nasdaq Stockholm during the last 180 trading days prior to the announcement of the Offer.

The acceptance period of the Offer is expected to commence on or around November 20, 2026 and expire on or around December 18, 2026. Settlement is expected to be initiated on or around December 29, 2026.

Neither ANI nor any of its affiliates holds any Egetis shares or any financial instruments that give a financial exposure to Egetis’ shares. Nor has ANI or its affiliates during the six months preceding the announcement of the Offer acquired or agreed to acquire any Egetis shares or any financial instruments that give a financial exposure to Egetis shares.

ANI may acquire, or enter into arrangements to acquire, shares in Egetis (or any securities in Egetis that are convertible into, exchangeable for or exercisable for such shares) outside the Offer. Any acquisitions made or arranged will be in accordance with Swedish law and Takeover Rules adopted by Nasdaq Stockholm (the “Takeover Rules”) and will be disclosed in accordance with applicable rules.

Recommendation from the Board of Directors of Egetis

The Board of Directors of Egetis has assessed the Offer and informed ANI that it has unanimously resolved to recommend the shareholders of Egetis and the holder of the Convertible and the Warrants to accept the Offer.

Undertakings to accept the Offer

The following shareholders of Egetis have undertaken to accept the Offer:

•	Frazier Life Sciences, through Frazier Life Sciences Public Fund, L.P., Frazier Life Sciences XI L.P. and Frazier Life Sciences X L.P., holding in aggregate 77,437,961 shares, corresponding to approximately 16.65 percent of the total number of outstanding Egetis shares;

•	Cidro Förvaltning AB, holding 46,850,000 shares, corresponding to approximately 10.08 percent of the total number of outstanding Egetis shares;

•	Cetoros AB, holding 28,776,221 shares, corresponding to approximately 6.19 percent of the total number of outstanding Egetis shares;

•	Avla Holding AB, holding 17,668,330 shares, corresponding to approximately 3.80 percent of the total number of outstanding Egetis shares;

•	The Invus Group, through Invus Public Equities L.P., holding 14,862,920 shares, corresponding to approximately 3.20 percent of the total number of outstanding Egetis shares; and

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•	RegulaPharm AB, holding 10,531,660 shares, corresponding to approximately 2.27 percent of the total number of outstanding Egetis shares.

The undertakings made by Frazier Life Sciences, Cidro Förvaltning AB, Cetoros AB, Avla Holding AB, The Invus Group and RegulaPharm AB are hereinafter referred to as the “Undertakings”.

In aggregate, 196,127,092 shares in Egetis are subject to the Undertakings, representing approximately 42.2 percent of the total number of outstanding shares in Egetis4.

The Undertakings shall automatically terminate if another party announces a competing offer for all outstanding Egetis shares not later than ten (10) Swedish business days prior to the expiry of the acceptance period in the Offer (or, in the event of any extensions thereof, not later than ten (10) Swedish business days prior to the expiry of any such extension), at a price per share exceeding the price per share in the Offer by more than five (5) percent (the “5 Percent Hurdle”) and ANI does not within ten (10) Swedish business days of the announcement of such competing offer announce an increase of the Offer so that the increased offer price per share under the Offer matches or exceeds the offer price per share under such competing offer (the “Right to Match”). The 5 Percent Hurdle and the Right to Match apply to each and every competing offer and each and every increase of the offer price under any competing offer. The Undertakings will terminate automatically if the Offer is not declared unconditional on or before March 31, 2027, or if the Offer is withdrawn or lapses (for whatever reason).

Conditions for completion of the Offer

Completion of the Offer is conditional upon:

(a)	the Offer being accepted to such an extent that ANI becomes the owner of shares representing more than 90 percent of the outstanding shares in Egetis (on a fully diluted basis);

(b)	no other party announcing an offer to acquire shares in Egetis on terms that are more favorable to the shareholders of Egetis than the Offer;

(c)	with respect to the Offer and the acquisition of Egetis, receipt of all necessary regulatory, governmental or similar clearances, approvals and decisions, including from competition and foreign direct investment authorities, in each case on terms which, in ANI’s opinion, are acceptable;

(d)	neither the Offer nor the acquisition of Egetis being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision of a court or public authority, or any similar circumstance, which is actual or can reasonably be anticipated, and which ANI could not reasonably have foreseen at the time of the announcement of the Offer;

(e)	no circumstances having occurred which have a material adverse effect or could reasonably be expected to have a material adverse effect on Egetis’ financial position or operation, including Egetis’ sales, results, liquidity, equity ratio, equity or assets;

4 Excluding 25,863,043 class C shares held by Egetis.

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(f)	no information made public by Egetis or disclosed by Egetis to ANI being inaccurate, incomplete or misleading, and Egetis having made public all information which should have been made public; and

(g)	Egetis not taking any action that is likely to impair the prerequisites for making or completing the Offer.

ANI reserves the right to withdraw the Offer in the event it becomes clear that any of the above conditions is not satisfied or cannot be satisfied. With regard to conditions (b)–(g), however, such withdrawal will only be made if the non-satisfaction is of material importance to ANI’s acquisition of the shares in Egetis or if otherwise approved by the Swedish Securities Council (Sw. Aktiemarknadsnämnden).

ANI reserves the right to waive, in whole or in part, one or more of the conditions above, including with respect to condition (a) above, to complete the Offer at a lower level of acceptance.

Financing of the Offer

The Offer is not subject to any financing condition. The consideration payable in respect of the Offer is financed in full through a combination of cash on hand and debt financing provided by JPMorgan Chase Bank, N.A. (which may be syndicated), on terms customary for financing of public offers on the Swedish market.

Due diligence

ANI has, in connection with the preparations of the Offer, conducted a customary confirmatory due diligence review of Egetis. Egetis has informed ANI that no inside information (as defined in Article 7 of the EU Market Abuse Regulation) has been disclosed to ANI during the due diligence review, except that ANI has received certain preliminary financial information concerning Egetis’ third quarter 2026. ANI has been informed by the Board of Directors of Egetis that such information will be included in Egetis’ interim report for the period January–September 2026, which will be made public by Egetis through a separate press release today.

Preliminary timetable

The acceptance period of the Offer is expected to commence on or around November 20, 2026 and expire on or around December 18, 2026. An offer document regarding the Offer is expected to be made public shortly before the commencement of the acceptance period. Assuming that the Offer is declared unconditional no later than on or around December 21, 2026, settlement is expected to be initiated on or around December 29, 2026.

ANI reserves the right to, one or several times, extend the acceptance period of the Offer, as well as to postpone the date of settlement of the Offer. A notice of any such extension or postponement will be announced by ANI by means of a press release in accordance with applicable rules and regulations.

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The acquisition of Egetis will be filed with the relevant competition and foreign direct investment authorities. Relevant approvals are expected prior to the expiry of the acceptance period.

Compulsory redemption proceedings and delisting

If ANI becomes the owner of more than 90 percent of the outstanding shares of Egetis5, ANI intends to initiate a compulsory redemption procedure in respect of the remaining shares in Egetis and, to the extent still outstanding and not tendered in the Offer, the Convertible and the Warrants under the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)). In connection therewith, ANI will act in furtherance of a delisting of Egetis’ shares from Nasdaq Stockholm.

Brief description of ANI

ANI Pharmaceuticals, Inc. is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives” by developing, manufacturing, and commercializing innovative and high-quality therapeutics. ANI is focused on delivering sustainable growth through its rare disease business, which is anchored by Purified Cortrophin Gel®; its generics business, which leverages research and development expertise, operational excellence, and U.S.-based manufacturing; and its brands business. ANI’s strategy is centered on building a portfolio of differentiated therapies that address areas of significant unmet medical need, while leveraging its commercial and operational infrastructure. The common stock of ANI is traded on The Nasdaq Global Market under the symbol “ANIP”.

For more information about ANI, please visit www.anipharmaceuticals.com.

Brief description of Egetis

Egetis is a commercial-stage pharmaceutical company focused on developing and delivering innovative therapies for patients with rare diseases with significant unmet medical need. Combining scientific and clinical expertise with integrated late-stage development, regulatory and commercial capabilities and manufacturing expertise, Egetis is committed to delivering treatments and dedicated support to underserved patient communities.

Egetis’ lead product, EMCITATE® (tiratricol), is the first and only approved treatment for MCT8 deficiency, a rare and life-shortening genetic disorder, with marketing authorizations in the European Union and in the United States.

Headquartered in Stockholm, Sweden, with operations in the U.S. and Europe, Egetis is building a sustainable global rare disease company.

The shares of Egetis are admitted to trading on Nasdaq Stockholm, Mid Cap. The shares are listed under the symbol “EGTX”.

For more information about Egetis, please visit www.egetis.com.

5 Excluding 25,863,043 class C shares held by Egetis.

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Governing law and disputes

The Offer, as well as the agreements entered into between ANI and the shareholders of Egetis and the holder of the Convertible and the Warrants as a result of the Offer, shall be governed and construed in accordance with substantive Swedish law. Any dispute regarding the Offer or such agreements, or which arises in connection therewith, shall be settled exclusively by Swedish courts, and the Stockholm District Court (Sw. Stockholms tingsrätt) shall be the court of first instance, provided, however, that each shareholder of Egetis and the holder of the Convertible and the Warrants shall have the right to instead opt for arbitration in accordance with the Arbitration Rules of the SCC Arbitration Institute, in which case the seat of the arbitration shall be Stockholm, Sweden and the language of the proceedings shall be Swedish.

The Takeover Rules and the Swedish Securities Council’s statements and rulings regarding interpretation and application of the Takeover Rules are applicable to the Offer. Furthermore, ANI has, in accordance with the Swedish Act on Public Takeovers on the Stock Market (Sw. lagen (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden), on October 26, 2026, contractually undertaken towards Nasdaq Stockholm to comply with said rules and statements and to submit to any sanctions that can be imposed by Nasdaq Stockholm in the event of breach of the Takeover Rules. On November 5, 2026, ANI informed the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) of the Offer and the abovementioned undertakings towards Nasdaq Stockholm.

Advisors

Jefferies LLC is acting as sole financial advisor and Mannheimer Swartling Advokatbyrå AB and Ropes & Gray LLP are acting as legal advisors to ANI in connection with the Offer.

Information about the Offer

Information regarding the Offer is made available at: www.biopharma-offer.com.

For further information, please contact:

Sandra Uitto
Fogel & Partners
Telephone: +46 725 56 68 88
Email: anipharmaceuticals@fogelpartners.se

ANI discloses the information provided herein pursuant to the Takeover Rules. The information was submitted for publication on November 5, 2026, 07:00 CET.

Important information

This press release has been published in Swedish and English. In the event of any discrepancy in content between the two language versions, the Swedish version shall prevail.

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The Offer is not being made, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa by use of mail or any other communication means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national securities exchange or other trading venue, of Australia, Canada, Hong Kong, Japan, New Zealand or South Africa, and the Offer cannot be accepted by any such use or by such means, instrumentality or facility of, in or from, Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Accordingly, this press release or any documentation relating to the Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa.

This press release is not being, and must not be, sent to shareholders or holder of the Convertible and the Warrants with registered addresses in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. Banks, brokers, dealers and other nominees holding shares or the Convertible or the Warrants for persons in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa must not forward this press release or any other document received in connection with the Offer to such persons.

The Offer and the information and documents contained in this press release are not being made by, and have not been approved by, an "authorised person" for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (the "FSMA"). The communication of the information and documents contained in this press release is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is a communication by or on behalf of a body corporate which relates to a transaction to acquire shares in a body corporate and the object of the transaction may reasonably be regarded as being the acquisition of day to day control of the affairs of that body corporate, and/or to acquire 50 per cent or more of the voting shares in that body corporate, within article 62 (sale of body corporate) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"). In the United Kingdom, this communication and any other offer documents relating to the Offer are distributed only to and will be directed only at persons (i) who are holders of equity securities in Egetis and to whom such communication may be made in reliance on article 62 of the Order, (ii) who have professional experience in matters relating to investments falling within article 19(5) of the Order, (iii) who fall within article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order or (iv) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "Relevant Persons"). No communication in respect of the Offer must be acted on or relied on by persons who are not Relevant Persons. The Offer and any investment or investment activity to which this communication relates is/will be available only in the United Kingdom to Relevant Persons and will be engaged in only with Relevant Persons.

Statements in this press release relating to future status or circumstances, including statements regarding future performance, growth and other trend projections and other benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipates”, “intends”, “expects”, “believes”, or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of ANI. Any such forward-looking statements speak only as of the date on which they are made and ANI has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations.

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Notice to investors in the United States

Shareholders and holder of the Convertible and the Warrants in the United States are advised that the shares of Egetis are not listed on a U.S. securities exchange and that Egetis is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and is not required to, and does not, file any reports with the U.S. Securities and Exchange Commission thereunder.

The Offer described in this press release is being made for the issued and outstanding shares of Egetis, and the Convertible and the Warrants issued by Egetis, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The Offer is being made in the United States pursuant to Section 14(e) of the U.S. Exchange Act and Regulation 14E thereunder, to the extent applicable, and otherwise in compliance with the disclosure and procedural requirements of Swedish law, including with respect to withdrawal rights, the Offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Shareholders and holder of the Convertible and the Warrants in the United States (the “U.S. Holders”) are encouraged to consult with their own advisors regarding the Offer.

Egetis’ financial statements and all financial information included herein, or any other documents relating to the Offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles.

It may be difficult for Egetis’ shareholders and holder of the Convertible and the Warrants to enforce their rights and any claims they may have arising under the U.S. federal or state securities laws in connection with the Offer, since Egetis is located in a country other than the United States, and some or all of its officers and directors may be residents of countries other than the United States. Egetis’ shareholders and holder of the Convertible and the Warrants may not be able to sue Egetis or its respective officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel Egetis and/or its respective affiliates to subject themselves to the jurisdiction or judgment of a U.S. court.

To the extent permissible under applicable law or regulations, ANI and its affiliates or its brokers and its brokers’ affiliates (acting as agents for ANI or its affiliates, as applicable) may from time to time and during the pendency of the Offer, and other than pursuant to the Offer, directly or indirectly purchase or arrange to purchase shares of Egetis outside the United States, or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform U.S. Holders of such information. In addition, the financial advisors to ANI may also engage in ordinary course trading activities in securities of Egetis, which may include purchases or arrangements to purchase such securities as long as such purchases or arrangements are in compliance with applicable law. Any information about such purchases will be announced in Swedish and in a non-binding English translation available to U.S. Holders through relevant electronic media if, and to the extent, such announcement is required under applicable Swedish or U.S. law, rules or regulations.

The receipt of cash pursuant to the Offer may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder and holder of the Convertible and the Warrants is urged to consult an independent professional adviser regarding the tax consequences of accepting the Offer. Neither ANI nor any of its affiliates and their respective directors, officers, employees or agents or any other person acting on their behalf in connection with the Offer shall be responsible for any tax effects or liabilities resulting from acceptance of this Offer.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFER, PASSED ANY COMMENTS UPON THE MERITS OR FAIRNESS OF THE OFFER, PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THIS PRESS RELEASE OR PASSED ANY COMMENT ON WHETHER THE CONTENT IN THIS PRESS RELEASE IS CORRECT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.